Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-60616 on Form S-8 of our report dated June 22, 2004, on our audits of the financial statements and supplemental schedules of the Pinnacle Entertainment, Inc. 401(k) Investment Plan as of December 31, 2003 and 2002 and for the year ended December 31, 2003, which report is included in the Annual Report on Form 11-K.

/s/ Holthouse Carlin & Van Trigt LLP

Westlake Village, California

June 25, 2004